Exhibit (h)(5)

AMENDMENT NUMBER 2

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of September 10, 2019:

Term	Means
“Existing Agreement”	The Administration, Bookkeeping and Pricing Services Agreement between ALPS and the Fund dated December 29, 2016 as amended or restated from time to time
“ALPS” or “Service Provider”	ALPS Fund Services, Inc.
“Fund”	Goehring & Rozencwajg Investment Funds

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS Fund Services, Inc.		Goehring & Rozencwajg Investment Funds

By:	/s/Bradley J. Swenson	By:	/s/Adam A. Rozencwajg

Name:	Brad J. Swenson	Name:	Adam A. Rozencwajg

Title:	President	Title:	President

Schedule A to this Amendment

Amendments

1.	Section 15(a) of the Agreement is amended by designating September 10, 2019 as the “Start Date” with the result that the “Initial Term” shall run until September 10, 2022.

2.	Effective as of September 10, 2019, Appendix B to the Existing Agreement is deleted in its entirety and replaced with the new Appendix B attached hereto.

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.

APPENDIX B

SERVICES

Fund Administration

•	Prepare annual and semi-annual financial statements
•	Utilizing templates for standard layout and printing
•	Prepare Forms N-PORT, N-CEN, N-CSR, N-Q and 24f-2
•	Host annual audits
•	Calculate monthly SEC standardized total return performance figures
•	Prepare required reports for quarterly Board meetings
•	Monitor expense ratios
•	Maintain budget vs. actual expenses
•	Manage fund invoice approval and bill payment process
•	Assist with placement of Fidelity Bond and E&O insurance
•	Coordinate reporting to outside agencies including Morningstar, etc.

Fund Accounting

•	Calculate daily NAVs as required by the Trust and in conformance with generally accepted accounting principles ("GAAP"), SEC Regulation S -X (or any successor regulation) and the Internal Revenue Code

•	Transmit net asset values to the advisor, NASDAQ, Transfer Agent & other third parties
•	Reconcile cash & investment balances with the custodian
•	Provide data and reports to support preparation of financial statements and filings
•	Prepare required Fund Accounting records in accordance with the 1940 Act
•	Apply security valuations as directed and determined by the Fund consistent with the Fund’s pricing and valuation policies
•	Participate, when requested, in Fair Value Committee meetings as a non-voting member
•	Provide Liquidity Risk Management (“LRM”) support services

•	Vendor management, including facilitating communication between the Trusts and LRM vendor
•	Holdings data management within the Vantage module
•	Provide the Trusts with LRM-Specific Reports identifying the descriptions and information being extracted from Vantage for each Trust and used in Form N-PORT filing, as prepared by ALPS
•	Manage user access of vendor’s LRM portal
•	Generate and distribute standard Vantage liquidity reporting

Tax Administration

•	Calculate dividend and capital gain distribution rates
•	Prepare ROCSOP and required tax designations for Annual Report
•	Prepare and coordinate filing of income and excise tax returns
•	Audit firm to sign all returns as paid preparer
•	Calculate/monitor book-to-tax differences
•	Provide quarterly Subchapter M compliance monitoring and reporting
•	Provide tax re-allocation data for shareholder 1099 reporting

Legal Administration

•	Coordinate annual updates to one prospectus for each Fund and the SAI
•	Coordinate standard layout and printing of a Prospectus for each Fund
•	File Forms N-CEN, N-CSR, N-Q/N-PORT, N-PX and 24f-2
•	Coordinate EDGARization and filing of above-referenced SEC documents
•	Prepare, compile and distribute quarterly board meeting materials
•	Participate in quarterly board meetings and prepare initial drafts of quarterly meeting minutes

Compliance Administration

•	Perform daily prospectus & SAI, SEC investment restriction monitoring
•	Provide warning/Alert notification with supporting documentation
•	Provide quarterly compliance testing certification to Board of Trustees

Investor Services

•	Handle 800-line phone calls on recorded lines
•	Coordinate daily fulfilment process
•	Compile monthly reports on call statistics

SS&C Portal

•	Document Management/Sharing
•	Initiate requests or provide feedback
•	Retrieval of current and historical reports stored for retention periods defined by SEC/FINRA/IRS regulations
•	Access to daily fund accounting data and static reports
•	Portfolio compliance alerting with drill-down capability
•	Portfolio data warehouse with reporting engine
•	Trustee access that facilitates access to board materials and other relevant documents
•	Printed material fulfilment requests (i.e. prospectuses, annual reports, applications)

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APPENDIX C

[REDACTED]

COLA:

After the first anniversary date of the Agreement and on each year thereafter, the minimum fees will incur an annual cost of living increase based on any increase in the Average Annual Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Denver-Aurora- Lakewood area, as published each January by the United States Department of Labor, Bureau of Labor Statistics, or, in the event that publication of such index is terminated, any successor or substitute index, appropriately adjusted, acceptable to all parties.

Notes:

Detailed assumptions provided by client and/or listed. If actual volumes or other key assumptions are materially different, SS&C ALPS reserves the right to adjust fees accordingly.

Pricing is valid for 90 days. Fees are based on standard policies and procedures. Variations from those standards may result in revised pricing.

Out of Pocket Expenses:

Fund shall be responsible for security pricing and data fees, Bloomberg fees, Gainskeeper fees, PFIC Analyzer, bank loan sub-accounting fees, Blue Sky permit processing fees and state registration fees, SSAE 18 control review reports, travel expenses to Board meetings and on-site reviews, typesetting, printing, filing and mailing fees (including additional fees or surcharges related to exp edited typesetting, printing, filing and mailing events), FINRA advertising/filing fees (including additional ALPS fees for expedited reviews), registered representative state licensing fees, fulfillment costs, confirmations and investor statements, postage, statement paper, IRA custodial fees, NSCC interface fees, wire fees and other bank charges, E*Delivery services, customized programming/enhancements, enhanced reporting activities and other expenses incurred in connection with the performance of ALPS duties under its Agreement with the Fund and administrative handling fees attributable to management of such expenses.

Third Party Expenses:

All third party expenses incurred in providing the Additional Services will be billed to the Trust, including, but not limited to, expenses related to security reference data, portfolio risk metrics, valuation leveling and/or similar data provided by third party suppliers. For third party suppliers from which the Trust receives services as part of an existing ALPS relationship or agreement, the Trust will be billed the amount attributable to the services it received, calculated before application of any discount that ALPS may receive as part of its overall relationship with the supplier (if applicable). All expenses in which a third party supplier does not have an established relationship with ALPS will be billed to the Trust as incurred.

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